Exhibit 23.2 Consent of Accountants








We hereby consent to the use in this Registration Statement of Shopathomekids.Com, Inc. on Form SB-2/A of our report dated August 25, 2000 relating to the financial statements of Shoptathomekids.Com, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
January 17, 2001